                                                                     EXHIBIT 3.5
                             CERTIFICATE OF TRUST

                                      OF

                                 EIX TRUST II

        THIS Certificate of Trust of EIX Trust II (the "Trust"), dated June 30, 1999, is being duly executed and filed by the undersigned, as trustees of the Trust, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del.C. (S) 3801 et seq.).
                                                ------          -- ---
        1. Name. The name of the business trust formed hereby is EIX Trust II.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 N. Market Street, Wilmington, Delaware 19801.

        3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                              CHASE MANHATTAN BANK DELAWARE, as trustee


                              By:  /s/ Dennis Kelly
                                   -------------------------------
                                   Name:  Dennis Kelly
                                   Title: Assistant Vice President


                              THE CHASE MANHATTAN BANK, as trustee


                              By:  /s/ Alfia Monastra
                                   -------------------------------
                                   Name:  Alfia Monastra
                                   Title: Assistant Vice President